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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made April ___, 1998, effective as of March 31, 1998, by and between MASTER GRAPHICS, INC., a Tennessee corporation (the "Company"), and ROBERT J. DIEHL (the "Executive").

     WHEREAS, the Company is engaged in the business of providing general commercial printing services to its customers and acquiring companies in the general commercial printing industry; and

     WHEREAS, the Company desires to employ the Executive to devote full time to the business of the Company as a senior management employee; and

     WHEREAS, the Executive desires to be employed on the terms and subject to the conditions hereinafter stated.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Employment Agreement, the parties hereby agree as follows:

                                   ARTICLE 1
                         POSITION AND RESPONSIBILITIES
                         -----------------------------

     During the Term of this Employment Agreement, the Executive agrees to serve as chief operating officer ("COO") of the Company, and shall perform such duties for such compensation and subject to such terms and conditions as are hereinafter set forth.

                                   ARTICLE 2
                                TERM AND DUTIES
                                ---------------

     2.1  Term; Extension.  The term of this Employment Agreement (the "Term of
          ---------------
this Employment Agreement") will commence as of March 1, 1998, and shall continue through February 28, 2001. On the third and each successive anniversary of the effective date of this Employment Agreement, the Term of this Employment Agreement shall be extended for an additional one (1) year period, unless either party gives notice of such party's intent not to extend the Term of this Employment Agreement not later than the anniversary date immediately preceding the anniversary date on which such extension will occur.. Termination of the Executive's employment pursuant to this Employment Agreement shall be governed by Articles 4 and 5.

     2.2  Duties.  The Executive shall devote substantially all of his time and
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attention and best efforts during normal business hours to the Company's affairs. The Executive shall have such duties and responsibilities as are assigned to him from time to time by the Board of Directors. As of the effective date of this Employment Agreement, the Executive shall continue to possess and assume senior management authority and responsibility as chief operating officer ("COO") of the Company, consistent with directions from the Board of Directors of the Company.

     2.3  Location.  The duties of the Executive shall be performed at such
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locations and places as may be directed by the Board of Directors.

                                   ARTICLE 3
                           COMPENSATION AND BENEFITS
                           -------------------------


     3.1  Base Compensation.  The Company shall pay the Executive a base salary
          -----------------
("Base Salary") of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) per annum, subject to applicable withholdings. Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month. The Base Salary shall be reviewed annually and shall be subject to increase or decrease according to the policies and practices adopted by the Board of Directors from time to time; provided, however, that in no event shall the Base Salary for any year be decreased by more than five percent (5%) from the immediately preceding year's Base Salary as a result of any such annual review.

     3.2  Annual Incentive Awards.  The Company will pay the Executive annual
          -----------------------
incentive compensation (each an "Annual Incentive Award") of up to one hundred percent (100%) of his Base Salary, in accordance with policies and based on performance targets established annually by the Compensation Committee of the Board of Directors. At all times, a majority of the Compensation Committee shall consist of "Non-Employee Directors" of the Company, as such term is defined in Section 16b-3, promulgated under the Securities Exchange Act of 1934, as amended.

     3.3  Additional Benefits.  The Executive will be entitled to participate in
          -------------------
all employee benefit plans or programs and receive all benefits and perquisites to which salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, car allowance, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans, including capital accumulation programs, restricted stock programs, stock purchase programs and stock options plans. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried employees or senior Executives. The Executive will be entitled to an annual paid vacation as established by the Board of Directors.

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     3.4  Life Insurance.  For so long as the Executive is employed by the
          --------------
Company, the Company, at no cost to the Executive (other than taxes owed as a result of the provision of such insurance), will pay annually up to the lesser of (i) Five Thousand Dollars ($5,000.00) in life insurance premiums or (ii) the amount of premium required to obtain a life insurance policy on the life of the Executive with a death benefit equal to twice the Executive's Base Salary for the year prior to the year in which such policy is procured. The beneficiary(ies) under the Policy shall be designated by the Executive.

     3.5  Business Expenses.  The Company will reimburse the Executive for all
          -----------------
reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Employment Agreement to the extent the same shall be properly documented in accordance with the Company's policies and rules of the Internal Revenue Service.

     3.6  Withholding.  The Company may directly or indirectly withhold from any
          -----------
payments under this Employment Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                   ARTICLE 4
           DEATH BENEFIT; DISABILITY COMPENSATION; KEY MAN INSURANCE
           ---------------------------------------------------------

     4.1  Payment in Event of Death.  In the event of the death of the Executive
          -------------------------
during the Term of this Employment Agreement, this Agreement will terminate and the Company's obligation to make payments under this Employment Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and incentive compensation which will be paid on a pro-rated basis for the year of death. The Executive's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided or referred to in this Employment Agreement, other than "key man" life insurance benefits.

     4.2  Disability Compensation.  Notwithstanding the disability of the
          -----------------------
Executive, the Company will continue to pay the Executive pursuant to Section 3 hereof during the Term of this Employment Agreement, unless the Executive's employment is earlier terminated in accordance with this Employment Agreement. In the event the disability continues for a period of three (3) months, the Company may thereafter terminate this Employment Agreement and the Executive's employment. Following such termination, the Company will pay the Executive amounts equal to his regular installments of Base Salary, as of the time of termination, for a period of six (6) months. All other compensation will cease except for earned but unpaid incentive compensation awards which would be payable on a pro-rated basis for the year in which the disability occurred, through the date of termination.

     4.3  Responsibilities in the Event of Disability.  During the period the
          -------------------------------------------
Executive is receiving payments following his disability and as long as he is physically and mentally able to do so, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his position or prior

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position with the Company and his physical and mental health.  If the Company fails to make a payment or provide a benefit required as part of this Employment Agreement, the Executive's obligation to provide information and assistance will end.

     4.4  Definition of Disability.  For purposes of this Employment Agreement,
          ------------------------
the term "disability" will have the same meaning as is ascribed to such term, or any substantially similar term, in the Company's long term income disability plan as in effect from time to time or if no such plan exists, the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     4.5  Key-Man Life Insurance.  Upon request by the Company, the Executive
          ----------------------
agrees to cooperate with the Company in obtaining "key man" life insurance on the life of the Executive, with death benefits payable to the Company. Such cooperation shall include the submission by the Executive to a medical examination and his response to inquiries regarding his medical history.

                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT
                           -------------------------

     Notwithstanding anything herein to the contrary, this Employment Agreement and the Executive's employment with the Company may be terminated by the Company at any time, subject to the terms and provisions of this Section 5.

     5.1  Termination Without Cause.
          -------------------------

          (1) Without a Change in Control. If the Executive suffers a Termination Without Cause (hereinafter defined) or Constructive Termination (hereinafter defined) and a Change in Control (hereinafter defined) shall not have occurred within one (1) year prior thereto, the Company will pay to the Executive upon such termination a lump sum in an amount equal to 200% of the sum of the Executive's combined (i) Base Salary as in effect at the time of the termination and (ii) the average of the Annual Incentive Award for the two (2) immediately preceding completed calendar years. For six (6) months following such Termination Without Cause or Constructive Termination, the Company shall reimburse the Executive for the cost of the Executive's major medical health insurance as in effect at the date of termination. The exercisability of stock options granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option plans.

          (2) Upon a Change in Control. If the Executive suffers a Termination Without Cause or Constructive Termination at the time of or within one (1) year following a Change in Control, the Company will pay to the Executive in a lump sum upon such termination an amount equal to the sum of (i) 299% of the Executive's combined (A) Base Salary as in effect at the time of the termination and (B) the average of the Annual Incentive Award for the two (2) immediately preceding completed calendar years, and (ii), to the extent that such foregoing amount, when added to any other payment in the nature of compensation (within the meaning of Section 280G of the

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Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 280G")) to or for the benefit of the Executive (or any part of such amount or other payment) constitutes an "excess parachute payment" within the meaning of Section 280G, the amount, if any, of (A) such "excess parachute payment" multiplied by a fraction, the numerator of which is the number one (1.00) and the denominator of which is (I) the number one (1.00) minus (II) the effective tax rate under Section 280G applicable to the Executive expressed as a decimal, minus (B) the amount of such "excess parachute payment." For six (6) months following such Termination Without Cause or Constructive Termination, the Company shall reimburse the Executive for the cost of the Executive's major medical health insurance as in effect at the date of termination. The exercisability of stock options granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option plans.

     5.2  Termination With Cause; Voluntary Termination.  If the Executive
          ---------------------------------------------
suffers a Termination with Cause or the Executive terminates his employment with the Company (a "Voluntary Termination"), then, whether or not there has been a Change in Control, the Company will not be obligated to pay the Executive any amounts of compensation or benefits following the date of termination. However, earned but unpaid Base Salary through the date of termination will be paid in a lump sum at such time, and incentive compensation, if any, for the year during which such termination occurs will be pro rated for the portion of the year prior to the date of termination and paid in accordance with the Company's customary practice for payment of incentive compensation.

     5.3  Definitions.  For purposes of this Employment Agreement, the following
          -----------
terms have the following meanings:

          (1) A "Change in Control" shall occur if an event or series of events occurs after the effective date of this Employment Agreement which would constitute either a change in ownership of the Company, within the meaning of
Section 280G, or a change in the ownership of a substantial portion of the Company's assets, within the meaning of Section 280G, but for purposes of this definition, the fair market value threshold for determining "substantial portion of the Company's assets" shall be "greater than 50%;" provided that a sale of shares of Company stock in a public offering shall not constitute a change in control for purposes of this Employment Agreement.

          (2) "Constructive Termination" means termination of the Executive's employment by the Executive (i) from a declined reassignment of a job that is not the equivalent of his then current position as set forth herein (in responsibility, compensation or geographic area of service, or (ii) on account of conduct by the Company or the Board that constitutes continuous and material interference by the Company or the Board with the Executive's performance of his duties as set forth in Section 2 hereof or the intentional or material breach by the Company of this Agreement. The Executive shall have a period of one (1) year after termination of his employment to assert against the Company that he has suffered a Constructive Termination, and after the expiration of such one year period, the Executive shall be deemed to have irrevocably waived the right to such assertion.

          (3) "Termination With Cause" means termination of the Executive's employment by the Company, acting in good faith, by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's conviction for a felony, the Executive's perpetration of a fraud, embezzlement or other act of dishonesty or the Executive's intentional breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders.

          (4) "Termination Without Cause" means termination of the Executive's employment by the Company other than due to the Executive's death or disability or Termination With Cause.

                                   ARTICLE 6
                      OTHER DUTIES OF THE EXECUTIVE DURING
                      ------------------------------------
                AND AFTER THE TERM OF THIS EMPLOYMENT AGREEMENT
                -----------------------------------------------

     6.1  Additional Information.  The Executive will, upon reasonable notice,
          ----------------------
during or after the Term of this Employment Agreement, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party. The Executive shall receive reasonable compensation for the time expended by him pursuant to this Section 6.1.

     6.2  Confidentiality.  The Executive recognizes and acknowledges that all
          ---------------
information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Employment Agreement. The Executive will not during the Term of this Employment Agreement or thereafter, except to the extent reasonably necessary in the performance of his duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Executive or otherwise coming into his possession are confidential and will remain the property of the Company.

     6.3  Noncompetition.
          --------------

          (a) During the Term of Employment. The Executive will not Compete with the Company (as defined in subsection (d) hereafter) at any time while he is employed by the Company or receiving payments from the Company.

          (b) Voluntary Termination; Termination With Cause. In the event of a Voluntary Termination or a Termination With Cause, and upon payment of all amounts due to Executive under Section 5.2, the Executive will not Compete with the Company for a period consisting of the longer

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of (i) the remaining Term of this Employment Agreement or (ii) one (1) year;
provided that if a Voluntary Termination follows a notice by the Company under
Section 2.1 that the Term of this Employment Agreement will not be automatically extended, there will be no restriction on the Executive's right to Compete with the Company after the date his employment terminates.

          (c) Termination Without Cause; Constructive Termination. In the event of a Termination Without Cause or Constructive Termination, upon payment of all amounts due under Section 5.1, the Executive will not Compete with the Company for the then remaining Term of this Employment Agreement.

          (d) Definition of "Compete" with the Company. For the purposes of this Section 6, the term "Compete with the Company" means action by the Executive, direct or indirect, for his own account or for the account of others, either as an officer, director, stockholder, owner, partner, member, promoter, employee, consultant, advisor, agent, manager, creditor or in any other capacity, resulting in the Executive having any pecuniary interest, legal or equitable ownership, or other financial or non-financial interest in, or employment, association or affiliation with, any corporation, business trust, partnership, limited liability company, proprietorship or other business or professional enterprise that provides printing services within a fifty (50) mile radius of any location where the Company or any subsidiary or affiliate of the Company performs such services at the date of a termination of the Executive's employment or has performed such services within one year prior to such termination of employment; provided, however, that the term "Compete with the Company" shall not include ownership (without any more extensive relationship) of a less than a 5% interest in any publicly-held corporation or other business entity.

          (e) Reasonableness of Scope and Duration; Remedies. The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. The Executive acknowledges that his breach or threatened or attempted breach of any provision of Section 6 would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section 6 without being required to prove damages or furnish any bond or other security.


                                   ARTICLE 7
                    CONSOLIDATION, MERGER OR SALE OF ASSETS
                    ---------------------------------------

     Nothing in this Employment Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or organization which assumes this Employment Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used herein will mean or include the other corporation or organization and this Employment Agreement shall continue in full force and effect. This Section 7 is not intended to modify or limit the rights of the Executive hereunder.

                                  ARTICLE 8
                                 MISCELLANEOUS
                                 -------------

     8.1  Entire Agreement.  This Employment Agreement contains the entire
          ----------------
understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Executive.

     8.2  Amendment; Waiver.  This Employment Agreement may not be modified or
          -----------------
amended except in writing signed by the parties. No term or condition of this Employment Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

     8.3  Severability; Modification of Covenant.  Should any part of this
          --------------------------------------
Employment Agreement be declared invalid for any reason, such invalidity shall not affect the validity of any remaining portion hereof and such remaining portion shall continue in full force and effect as if this Employment Agreement had been originally executed without including the invalid part. Should any covenant of this Employment Agreement be unenforceable because of its geographic scope or term, its geographic scope or term shall be modified to such extent as may be necessary to render such covenant enforceable.

     8.4  Effect of Captions.  Titles and captions in no way define, limit,
          ------------------
extend or describe the scope of this Employment Agreement nor the intent of any provision thereof.

     8.5  Counterpart Execution.  This Employment Agreement may be executed in
          ---------------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6  Governing Law; Arbitration.  This Employment Agreement has been
          --------------------------
executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state. Any dispute among the parties hereto shall be settled by arbitration in Memphis, Tennessee, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. All provisions hereof are for the protection and are intended to be for the benefit of the parties hereto and enforceable directly by and binding upon each party. Each party hereto agrees that the remedy at law of the other for any actual or threatened breach of this Employment Agreement would be inadequate and that the other party shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or orders as may be decided by a court of competent jurisdiction in addition to any damages which the complaining party may be legally entitled to recover together with reasonable expenses of litigation, including attorney's fees incurred in connection therewith, as may be approved by such court.

     8.7 Notices.  All notices, requests, consents and other communications
         -------
hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                    (1) If to the Company, at 6075 Poplar Avenue, Suite 401, Memphis, Tennessee or at such other address as may have been furnished to the Executive by the Company in writing; or

                    (2) If to the Executive, at 2669 Halle Parkway, Collierville, Tennessee or such other address as may have been furnished to the Company by the Executive in writing.

     8.8 Binding Agreements.  This Employment Agreement shall be binding on the
         ------------------
parties' successors, heirs and assigns.

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

     IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.


                              MASTER GRAPHICS, INC.


                              By:  /s/ John P. Miller
                                   ------------------
                              Title: President

                              EXECUTIVE:


                              BY:  /s/ Robert J. Diehl
                                   --------------------
                                   ROBERT J. DIEHL

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